UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.05    Costs Associated with Exit or Disposal Activities

On September 22, 2026, the Board of Directors of Starbucks Corporation (the “Company”) approved further actions under its previously announced “Back to Starbucks” strategy.

The “Back to Starbucks” strategy focuses on revitalizing coffeehouses, enhancing the customer experience, and strengthening the Company’s coffeehouse portfolio. As part of that strategy, the Company further assessed its existing North America store portfolio and will close approximately 1% of its more than 18,000 North America coffeehouses that do not deliver the coffeehouse experience and financial performance expected of the brand.

The Company expects the majority of the coffeehouse closures will be completed by the end of fiscal year 2026 with a significant portion of the associated cash and non-cash charges incurred in fiscal year 2026. Of the approximately $300 million of restructuring charges to be incurred, the Company anticipates that approximately $200 million will be cash charges primarily related to lease exit costs and employee separation benefits. The remaining $100 million will be non-cash charges due to disposal and impairment of company-operated coffeehouse assets.

Item 7.01 Regulation FD Disclosure.

The Company expects that full fiscal year 2026 net new global company-operated and licensed coffeehouse openings will be approximately 440, compared with its prior guidance of 600 to 650 net new openings. This is based on approximately 250 closures in North America as part of today’s announcement, partially offset by higher net new coffeehouse openings across the Company’s International markets. The Company continues to see significant longer-term growth opportunity ahead in North America and is actively developing a strong pipeline of new coffeehouses. The information contained in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	September 24, 2026
		By:	/s/ Joshua C. Gaul
Joshua C. Gaul
vice president, assistant general counsel and corporate secretary